FOR IMMEDIATE RELEASE

Investor / Media Contact:
Mel Stephens
(248) 447-1624

Investor Contact:
Ed Lowenfeld
(248) 447- 4380

Lear to Announce 2015 Guidance in its

Presentation at Deutsche Bank Global

Auto Industry Conference

SOUTHFIELD, Michigan, January 12, 2015 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating and electrical distribution systems, will issue its 2015 guidance during its management presentation at the Deutsche Bank Global Auto Industry Conference in Detroit on Tuesday, January 13, 2015. The presentation will be posted on Lear’s website at 8:00 am EST on January 13, 2015.

Lear’s presentation at the conference will begin at 12:50 pm EST. An audio webcast link will be available on the Company’s website at http://ir.lear.com/.

Lear Corporation (NYSE: LEA) is one of the world’s leading suppliers of automotive seating and electrical distribution systems. Lear serves every major automaker in the world, and Lear content can be found on more than 300 vehicle nameplates. Lear’s world-class products are designed, engineered and manufactured by a diverse team of approximately 132,000 employees located in 36 countries. Lear currently ranks #177 on the Fortune 500. Lear’s headquarters are in Southfield, Michigan. Further information about Lear is available at www.lear.com.

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